Exhibit 10.1

ASSET PURCHASE AGREEMENT
This Asset Purchase Agreement (this “Agreement”) is made and entered into on the __ day of June, 2010, by and between Scientigo, Inc, a Delaware corporation (the “Seller” or “Scientigo”),  and Generation Zero Group, Inc., a Nevada company (the “Purchaser” or “Company”), each a “Party” and collectively the “Parties.”

W I T N E S S E T H:

WHEREAS, the Seller desires to sell to the Purchaser Seller’s option to purchase a 40% interest in the find.com operation (“Option”), as referenced in Section 2.07 of the URL Foreclosure Agreement dated June __, 2010 among Seller and the other parties thereto, and Purchaser desires to purchase and acquire the Option subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the respective representations and warranties hereinafter set forth and of the mutual covenants and agreements contained herein, the Parties hereto agree as follows:

Construction of Terms. As used in this Agreement, the terms “herein,” “herewith,” “hereof” and “hereunder” are references to this Agreement, taken as a whole; the term “includes” or “including” shall mean “including, without limitation;” the word “or” is not exclusive; and references to a “Section,” “subsection,” “clause,” “Exhibit,” “Appendix,” “Schedule,” “Annex” or “Attachment” shall mean a Section, subsection, clause, Exhibit, Appendix, Schedule, Annex or Attachment of this Agreement, as the case may be, unless in any such case the context requires otherwise. Exhibits, Appendices, Schedules, Annexes or Attachments to any document shall be deemed incorporated by reference in such document. All references to or definitions of any agreement, instrument or other document (a) shall include all documents, instruments or agreements issued or executed in replacement thereof, and (b) except as otherwise expressly provided, shall mean such agreement, instrument or document, or replacement or predecessor thereto, as modified, amended, supplemented and restated through the date as of which such reference is made. All references to a law, regulation or ordinance include any amendment or modification thereof. The singular shall include the plural and the masculine shall include the feminine, and vice versa. References to “days” shall mean calendar days.

ARTICLE I
 SALE AND PURCHASE OF OPTION

1.1   Sale and Purchase.  Subject to the terms and conditions contained herein, Seller hereby agrees to sell, transfer, assign, convey and deliver to Purchaser, and Purchaser agrees to accept from Seller, all of Seller’s right, title and interest in and to the Option  free and clear of any liens, pledges, security interests, claims or encumbrances of any kind, except for those specifically assumed hereunder.

1.2           The Purchase Price.  At the Closing, the Purchaser shall issue an aggregate of 14,000,000 shares of restricted common stock, $0.001 par value per share, of the Purchaser (the “Shares”) to the Seller in consideration for the Option.  In addition to the Shares, the Purchaser will pay to the Seller $120,000 in cash, $70,000 of which will be paid by Purchaser to Seller in cash at Closing and $50,000 of which will be paid by Purchaser to Seller in cash 30 days after Closing.

1.3           Appointment of Advisors.  Additionally, Seller has the right to appoint two advisors as follows: Until the Notes are paid in full, Scientigo shall have the right to appoint two advisors to the Company.  The Company shall keep the advisors informed as to plans and developments concerning the find.com business and provide them with an opportunity to comment.  The advisors to the Company, however, have no right to vote on any matter and are not directors, officers or employees. The initial advisors shall be Ronald Attkisson and Cynthia White, who may be removed by Scientigo for any or no reason and may resign at any time by sending written notice to the Company and to Scientigo.  The advisors are entitled to reasonable compensation for their services as advisors and as managers of Find.com ULR Holding, LLC on the same basis as other advisory board members.  The roll of advisor is distinct from the roll of mangers (directors) under the Third Operating Agreement Find.com ULR Holding, LLC and the managers (directors) and Scientigo, as Collateral Agent, have the additional rights set forth therein.

ARTICLE II
 CLOSING; CONDITIONS TO CLOSING; DELIVERIES

2.1           Closing.  The closing of this transaction (the “Closing”) shall be held simultaneously with the Closing of the Share Exchange Agreement dated June __, 2010 by and among the Purchaser and holders of shares of Find.com ULR Holding, LLC.

2.2   Conditions to Purchaser’s Obligation. Purchaser’s obligation hereunder to purchase and pay for the Option is subject to the satisfaction, on or before the Closing, of the following conditions, any of which may be waived, in whole or in part, by Purchaser in its sole discretion, and Seller shall use its best efforts to cause such conditions to be fulfilled:

(a)  Representations and Warranties Correct; Performance. The representations and warranties of Seller contained in this Agreement shall be true, complete and accurate as of Closing.  Seller shall have duly and properly performed, complied with and observed its covenants, agreements and obligations contained in this Agreement to be performed, complied with and observed on or before the Closing.

(b)  Purchase Permitted by Applicable Laws.  The purchase of the Option to be acquired by Purchaser hereunder shall not be prohibited by any applicable law or governmental regulation and shall not subject Purchaser or its affiliates to any tax (not otherwise expressly assumed by Purchaser under this Agreement), penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation.

(c)  Seller’s Closing Deliveries.  Seller shall have delivered, or caused to be delivered, to Purchaser the following, unless the delivery of which has been (i) waived by Purchaser; or (ii) the delivery of which will be made by the Seller subsequent to Closing:

(d)  documents evidencing the Option as may be reasonably requested by Purchaser evidencing the purchase by Purchaser of the Option.

2.3   Conditions to the Obligation of Seller.  The obligation of Seller to consummate the transactions contemplated hereby is subject to the fulfillment of the following conditions on or prior to the Closing, any of which may be waived, in whole or in part, by Seller in its sole discretion, and Purchaser shall use its best efforts to cause such conditions to be fulfilled:

(a)  Representations and Warranties Correct; Performance. The representations and warranties of Purchaser in this Agreement shall be true, complete and accurate on and as of the Closing.  Purchaser shall have duly and properly performed, complied with and observed each of its covenants, agreements and obligations contained in this Agreement to be performed, complied with and observed on or before the Closing.

(b)  Purchase Permitted by Applicable Laws.  The purchase of and payment for the Option to be delivered by Seller hereunder shall not be prohibited by any applicable law or governmental regulation.

(c)  Purchaser’s Closing Deliveries.  Purchaser shall have delivered, or caused to be delivered, to Seller a stock certificate representing the Shares to be issued to Seller.

(d)  No Adverse Decision.  There shall be no action, suit, investigation or proceeding pending or threatened by or before any court, arbitrator or administrative or governmental body which seeks to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement or questions the validity or legality of any such transactions or seeks to recover damages or to obtain other relief in connection with any such transactions.

ARTICLE III
SELLER’S REPRESENTATIONS AND WARRANTIES

Seller represents and warrants to Purchaser as follows:

3.1   Title to Option.

(a)   Seller has good and marketable title to all of the Option and the full right and power to transfer the Option.  The Option is owned by Seller free and clear of all mortgages, pledges, liens, security interests, encumbrances, conditional sale agreements, charges, claims and restrictions of any kind and nature whatsoever; and Purchaser will acquire good and valid title to the Option free and clear of all mortgages, pledges, liens, security interests, encumbrances, conditional sale agreements, charges, claims and restrictions of any kind and nature whatsoever..

3.2   Compliance With Law.  Seller is not in violation of any laws, governmental orders, rules or regulations, whether federal, state or local, which may have a material adverse affect as to the Option.

3.3   Litigation.  To the knowledge of Seller there are no actions, suits, proceedings or investigations (including any purportedly on behalf of Seller) pending or, to the knowledge of Seller, threatened against or affecting the Option; Seller is not operating under, subject to, in violation of or in default with respect to, any judgment, order, writ, injunction or decree of any court or federal, state, municipal or other governmental department, commission, board, agency or instrumentality domestic or foreign in connection with the Option.  No inquiries have been made directly to Seller by any governmental agency which might form the basis of any such action, suit, proceeding or investigation, or which might require Seller to undertake a course of action which would involve any expense in connection with the Option.

3.4   No Untrue Representation or Warranty.  No representation or warranty contained in this Agreement or any attachment, written statement, schedule, exhibit, certificate or instrument furnished or to be furnished to Purchaser by Seller pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements contained herein or therein not misleading.

ARTICLE IV
 REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to Seller as follows:

4.1   Organization and Good Standing.  Purchaser is a corporation duly organized and validly existing under the laws of the State of Nevada.

4.2   Authority.  Purchaser has full authority or capacity to execute and to perform this Agreement in accordance with its terms; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby does not and will not result in a breach, violation or default or give rise to an event which, with the giving of notice or after the passage of time, would result in a breach, violation or default of any of the terms or provisions or of any indenture, agreement, judgment, decree or other instrument or restriction to which Purchaser is a party or by which Purchaser may be bound or affected; and no further authorization or approval, whether of governmental bodies or otherwise, is necessary in order to enable Purchaser to enter into and perform the same; and this Agreement constitutes a valid and binding obligation enforceable against Purchaser in accordance with its terms.

4.3   No Untrue Representation or Warranty.  No representation or warranty contained in this Agreement or any attachment, written statement, schedule, exhibit, certificate or instrument furnished or to be furnished to Seller by Purchaser pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements contained herein or therein not misleading.

ARTICLE V
ADDITIONAL REPRESENTATIONS AND WARRANTIES OF THE SELLER

5.1           The Seller represents, acknowledges and warrants the following to the Purchaser, and agrees that such representations, acknowledgements and warranties shall be automatically reconfirmed on the Closing Date:

(a)  The Seller recognizes that the Shares have not been registered under the Securities Act of 1933, as amended (the “1933 Act,” or the “Act”), nor under the securities laws of any state and, therefore, cannot be resold unless the resale of the Shares is registered under the 1933 Act or unless an exemption from registration is available.  The Seller may not sell the Shares without registering them under the 1933 Act and any applicable state securities laws unless exemptions from such registration requirements are available with respect to any such sale.

The Seller is acquiring the Shares for its own account for long-term investment and not with a view toward resale, fractionalization or division, or distribution thereof, and it does not presently have any reason to anticipate any change in its circumstances, financial or otherwise, or particular occasion or event which would necessitate or require the sale or distribution of the Shares.  No one other than the Seller will have any beneficial interest in said securities.  The Seller agrees to set forth the terms of its ownership, record address and tax id number on the Type of Ownership Form, attached hereto as Exhibit B;

(b)  The Seller acknowledges that it:

                a. is a “sophisticated investor”, and

b. has had an opportunity to and in fact has thoroughly reviewed the Purchaser’s periodic report (Form 10-K and 10-Q) filings, current report filings (Form 8-K) and the audited and unaudited financial statements, risk factors, results of operations and related business disclosures described therein at http:///www. SEC. gov (“EDGAR”);  has had a reasonable opportunity to ask questions of and receive answers and to request additional relevant information from a person or persons acting on behalf of the Purchaser regarding such information; and has no pending questions as of the date of this Agreement;

(c)  The Seller has such knowledge and experience in financial and business matters such that the Seller is capable of evaluating the merits and risks of an investment in the Shares and of making an informed investment decision, and does not require a representative in evaluating the merits and risks of an investment in the Shares;

(d)  The Seller recognizes that an investment in the Purchaser is a speculative venture and that the total amount of consideration tendered in connection with this Agreement is placed at the risk of the business and may be completely lost.  The ownership of the Shares as an investment involves special risks;

(e)  The Seller realizes that the Shares cannot readily be sold as they will be restricted securities and therefore the Shares must not be accepted unless such Seller has liquid assets sufficient to assure that such Seller can provide for current needs and possible personal contingencies;

(f)  The Seller confirms and represents that it is able (i) to bear the economic risk of the Shares, (ii) to hold the Shares for an indefinite period of time, and (iii) to afford a complete loss of the Shares.  The Seller also represents that it has (i) adequate means of providing for its current needs and possible personal contingencies, and (ii) has no need for liquidity in the Shares;

(g)  All information which the Seller has provided to the Purchaser concerning such Seller's financial position and knowledge of financial and business matters is correct and complete as of the date hereof, and if there should be any material change in such information prior to the Closing Date,  Seller will immediately provide the Purchaser with such information;

(h)  The Seller has carefully considered and has, to the extent it believes such discussion necessary, discussed with its professional, legal, tax and financial advisors, the suitability of an investment in the Shares for its particular tax and financial situation and its advisers, if such advisors were deemed necessary, have determined that the Shares are a suitable investment for it;

(i)  The Seller has not become aware of and has not been offered the Shares by any form of general solicitation or advertising, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or other similar media or television or radio broadcast or any seminar or meeting where, to such Seller’s knowledge, those individuals that have attended have been invited by any such or similar means of general solicitation or advertising;

(j)  The Seller understands that the Shares are being offered to it in reliance on specific exemptions from or non-application of the registration requirements of federal and state securities laws and that the Purchaser is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Seller set forth herein in order to determine the applicability of such exemptions and the suitability of Seller to acquire the Shares. All information which Seller has provided to the Purchaser concerning the undersigned's financial position and knowledge of financial and business matters is correct and complete as of the date hereof, and if there should be any material change in such information prior to acceptance of this Agreement by the Purchaser, the undersigned will immediately provide the Purchaser with such information; and

(k)  The Seller understands and agrees that a legend has been or will be placed on any certificate(s) or other document(s) evidencing the Shares in substantially the following form:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES ACT.  THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS (I) THEY SHALL HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND ANY APPLICABLE STATE SECURITIES ACT, OR (II) IN COMPLIANCE WITH AN APPLICABLE EXEMPTIONS FROM REGISTRATION."

ARTICLE VI
COVENANTS OF THE PARTIES

6.1  Further Assurances.  Seller agrees that, at any time after the Closing, upon the request of Purchaser, Seller will do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acknowledgments, deeds, assignments, bills of sale, transfers, conveyances, instruments, consents and assurances as may reasonably be required for the assigning, transferring, granting, conveying, assuring and confirming to Purchaser, their successors and assigns, the Option to be sold or assigned to Purchaser as provided herein.

6.2  Cooperation.  The Parties shall cooperate with each other fully with respect to actions required or requested to be undertaken with respect to tax audits, administrative actions or proceedings, litigation and any other matters that may occur after the Closing, and each Party shall maintain and make available to the other Party upon request all corporate, tax and other records required or requested in connection with such matters.

ARTICLE VII
SURVIVAL; INDEMNIFICATION

7.1  Survival of Covenants, Representations and Warranties.  All representations and warranties and covenants of the Seller set forth in this Agreement shall survive and remain in effect for one year following the Closing. The Purchaser shall be entitled to rely upon the representations and warranties, without any obligation of independent verification and to enforce any remedies available to it for a breach of the representations, warranties or covenants at any time.

ARTICLE VIII
 GENERAL PROVISIONS

8.1  Modification.  This Agreement and the exhibits and schedules annexed hereto, if any, contain the entire agreement between the Parties hereto and (i) there are no agreements, warranties or representations which are not set forth herein and (ii) all prior negotiations, agreements and understandings are superseded hereby.  This Agreement may not be modified or amended except by an instrument in writing duly signed by or on behalf of the Parties hereto.

8.2  Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the local laws of the State of Georgia applicable to agreements made and to be performed entirely within the State, without regard to conflict of laws principles.  Seller and Purchaser hereby irrevocably consent and submit to the jurisdiction of any State or Federal court located in Fulton County, Georgia over any action or proceeding arising out of any dispute between Seller and Purchaser, and waive any right they have to bring an action or proceeding with respect thereto in any other jurisdiction.  Each Party further irrevocably consents to the service of process against them in any such action or proceeding by the delivery of a copy of such process at the address set forth above.

8.3  Notices.  All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered:  (a) personally; (b) by facsimile transmission; (c) by a commercial overnight delivery service (e.g., Federal Express, UPS, Airborne, etc.) and paid for by the sender; or (d) by certified, registered or express mail, postage prepaid.  Any such notice shall be deemed given when so delivered:  (i) personally, upon such service or delivery; (ii) if sent by facsimile transmission, on the day so transmitted, if the sender calls to confirm that such notice has been received by facsimile and has a printed report which indicates that such transmission was, in fact, sent to the facsimile number indicated below; (iii) if sent by commercial overnight delivery service, on the date reflected by such service as delivered to the addressee; or (iv) if mailed by certified or registered mail, five business days after the date of deposit in the United States mail.  In each instance, such notice, request, demand or other communications shall be addressed as follows:

(a)	in the case of the Seller:

Scientigo, Inc.
PO Box 435
Mineral Springs, NC 28108

(b)	in the case of Purchaser:

Generation Zero Group, Inc.
Attn: Matt Krieg
Five Concourse Parkway
Suite 2925
Atlanta, GA  30328
Phone: (770) 392-4898 ext 2742
Fax: (770) 392-5269

with a copy to:

The Loev Law Firm, PC
Attn: David M. Loev, Esq.
6300 West Loop South, Suite 280
Bellaire, Texas 77401
Telephone: (713) 524-4110
Fax: (713) 524-4122

or to such other address or to such other person as Purchaser or Seller, shall have last designated by written notice given as herein provided.

8.4  Binding Effect; Assignment.  This Agreement shall be binding upon the Parties and inure to the benefit of the successors and assigns of the respective Parties hereto; provided, however, that this Agreement and all rights hereunder may not be assigned by either Party without the prior written consent of  the other Party.

8.5  Effect of Facsimile and Photocopied Signatures. This Agreement may be executed in several counterparts, each of which is an original.  It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.  A copy of this Agreement signed by one Party and faxed or scanned and emailed to another Party (as a PDF or similar image file) shall be deemed to have been executed and delivered by the signing Party as though an original.  A photocopy or PDF of this Agreement shall be effective as an original for all purposes.

8.6  Section Headings.  The section headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

8.7  Transaction Expenses.  Each Party shall be responsible for the payment of any and all of its own expenses, including without limitation the fees and expenses of counsel, accountants and other advisers, arising out of or relating directly or indirectly to the transactions contemplated by this Agreement, whether or not such transactions are consummated in whole or in part.

8.8  Waiver.  The waiver of one breach or default hereunder shall not constitute the waiver of any other or subsequent breach or default.

8.9  No Agency.  This Agreement shall not constitute either Party the legal representative or agent of the other, nor shall either Party have the right or authority to assume, create, or incur any liability or any obligation of any kind, express or implied, against or in the name of or on behalf of the other Party.

8.10  Severability of Invalid Provision.   If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect.  Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

8.11  Entire Agreement.  This Agreement represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, term sheets, understandings and negotiations, written or oral, with respect to such subject matter.

8.12  Remedies.  The Parties agree that the covenants and obligations contained in this Agreement relate to special, unique and extraordinary matters and that a violation of any of the terms hereof or thereof would cause irreparable injury in an amount which would be impossible to estimate or determine and for which any remedy at law would be inadequate.  As such, the Parties agree that if either Party fails or refuses to fulfill any of its obligations under this Agreement or to make any payment or deliver any instrument required hereunder or thereunder, then the other Party shall have the remedy of specific performance, which remedy shall be cumulative and nonexclusive and shall be in addition to any other rights and remedies otherwise available under any other contract or at law or in equity and to which such Party might be entitled.

8.13  Construction. Each Party acknowledges that its legal counsel participated in the preparation of this Agreement and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting Party shall not be applied in the interpretation of this Agreement to favor any Party against the other.

8.14  Gender and Plural Terms.  The singular shall include the plural where indicated by the context and all words and personal pronouns relating thereto shall be read and construed so as to give them proper meaning  within the context in which they are used.

8.15  Purchase Price Adjustment.  In the event Purchaser shall resell its 40% interest in the find.com operation which was acquired with the Option for an amount in excess of $50,000,000 plus capital expenditures within 18 months of Closing, the Seller shall receive an additional $1 million of purchase price paid in shares of Purchaser’s common stock at the greater of current market value or $1.00 per share.

IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement the day and date first above written.

PURCHASER: Generation Zero Group, Inc. /s/ Matthew Krieg Matthew Krieg Its:__________________________	SELLER: Scientigo, Inc. By: /s/ Hoyt Lowder Hoyt Lowder Director By: /s/ Thomas Lovelace Thomas Lovelace Director

EXHIBIT A

OPTION

[Form omitted]

EXHIBIT B
TYPE OF OWNERSHIP FORM

(CHECK ONE):

INDIVIDUAL OWNERSHIP (one signature required)

_____	TRUST (please include name of trust, name of trustee, and date trust was formed and copy of the Trust Agreement or other authorization)

_____	PARTNERSHIP (please include a copy of the Partnership Agreement authorizing signature)

CORPORATION (please include a certified corporate resolution authorizing signature)

________________________________________________________________________
Please print here the exact name (registration)
Seller desires to appear in the records of the Company.

________________________________________________________________________
Please print here the exact address
Seller desires to appear in the records of the Company.

________________________________________________________________________
If interest payments are to be made to an address other than that shown above (i.e., a brokerage account), please print here such address and account designation.

Signature:

By: _________________________

Printed Name: ______________________

If on behalf of Entity:

Entity Name: ___________________

Signatories Position with Entity: ___________________

Beneficial Owner of Shares Owned by Entity: _____________________

Address: ____________________________________________________________

Tax Id Number: ______________________________

Telephone Number:  (          ) - _____ - _______